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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-43716, No. 33-71920, No. 33-74320, No. 333-02888, No. 333-20321, No. 333-69591, No. 333-89909, No. 333-75281, No.
333-87421, No. 333-88985, No. 333-94219, No. 333-52640, No. 333-43104, No.
333-62234 and No. 333-59410.


Arthur Andersen LLP


Philadelphia, Pennsylvania
April 1, 2002